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                                                                    Exhibit 23.3



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors of
National Bancorp of Alaska, Inc.

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-34284 on Form S-4 of Wells Fargo & Company of our report dated January 21, 2000, appearing in (and incorporated by reference in) the Annual Report on Form 10-K of National Bancorp of Alaska, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Deloitte & Touche LLP

Anchorage, Alaska
April 28, 2000